Exhibit 10.28C

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 9, 2016, to that certain ABL Credit Agreement, dated as of June 10, 2015 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among Tesla Motors, Inc. (the “Company”, and together with each Wholly-Owned Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to the terms of the Credit Agreement, collectively, the “U.S. Borrowers”), Tesla Motors Netherlands B.V. (“Tesla B.V.”, and together with each Wholly-Owned Dutch Subsidiary of Tesla B.V. that becomes a Dutch Borrower pursuant to the terms of the Credit Agreement, collectively, the “Dutch Borrowers”; and the Dutch Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent, and the other agents party thereto.

RECITALS:

WHEREAS, the Company has requested that the available commitments under the Credit Agreement be increased from $750,000,000 to $1,000,000,000;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, the Credit Agreement may be amended with the written consent of the Required Lenders and each Credit Party party to the Credit Agreement;

WHEREAS, pursuant to Section 13.12, any increase to the Revolving Loan Commitment of any Lender requires the written consent of such Lender (each Lender increasing its Revolving Loan Commitment pursuant to this Amendment, an “Increasing Lender”); and

WHEREAS, the parties now wish to amend the Credit Agreement in certain respects.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments.

2.1 Amendments to Section 1.1 of the Credit Agreement.

2.1.1 The following defined term shall be inserted into Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Third Amendment Effective Date” shall mean February 9, 2016.

2.1.2 The definition of “Total Revolving Loan Commitment” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time. As of the Third Amendment Effective Date, the Total Revolving Loan Commitment is $1,000,000,000.

2.2 Amendment to Schedule 1.01(a) to the Credit Agreement. Schedule 1.01(a) to the Credit Agreement shall be amended and restated in its entirety as set forth on Schedule 1 hereto.

2.3 Amendment to Dollar Thresholds. The Credit Agreement shall be amended such that Section 2.14(e) of the Credit Agreement shall apply to the increase in the Total Revolving Loan Commitment effected pursuant to this Amendment as if such increase were a provision of Incremental Commitments pursuant to Section 2.14 of the Credit Agreement.

2.4 Amendment to Section 10.01(t) of the Credit Agreement.  Clause (t) of Section 10.01 of the Credit Agreement  shall be amended by inserting “bankers’ acceptances, bank guarantees,” immediately after “letters of credit,” in the second line thereof and by inserting “bankers’ acceptances or bank guarantees,” after “undrawn letters of credit,”.

2.5 Amendment to Section 10.04(m) of the Credit Agreement.  Clause (m) of Section 10.04 of the Credit Agreement shall be amended by inserting “bankers’ acceptances, bank guarantees” immediately prior to “performance bonds” in the third line thereof and by inserting “, bankers’ acceptances and bank guarantees” immediately after “letters of credit” in the fourth line thereof.

Section 3. Conditions. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by the Credit Parties, the Administrative Agent, the Required Lenders and each Increasing Lender.

(b) All fees required to be paid to the Administrative Agent and the Lenders in connection herewith, accrued reasonable and documented out-of-pocket costs and expenses (including, to the extent invoiced in advance, reasonable legal fees and out-of-pocket expenses of counsel) and other compensation due and payable to the Administrative Agent and the Lenders on or prior to the Amendment Effective Date shall have been paid.

(c) Each of the representations and warranties made by the Credit Parties in or pursuant to the Credit Agreement or in or pursuant to the other Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for such representations and warranties expressly stated to be made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(d) No Default or Event of Default shall exist on the Amendment Effective Date.

(e) The Administrative Agent shall have received an officer’s certificate from an Authorized Officer of the Company and dated as of the Amendment Effective Date, certifying that each condition set forth in Sections 3(c) and (d) hereof have been satisfied on and as of the Amendment Effective Date.

(f) The Administrative Agent shall have received from Wilson Sonsini Goodrich & Rosati, P.C., special New York counsel to the Credit Parties, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Amendment Effective Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(g) The Administrative Agent shall have received from DLA Piper Nederland N.V., special Dutch counsel to the Dutch Credit Parties, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Amendment Effective Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(h) The Administrative Agent shall have received a certificate from each Credit Party, dated the Amendment Effective Date, signed by an Authorized Officer of such Credit Party (or, with respect to Tesla B.V., its directors), and, if signed by an Authorized Officer of such Credit Party, attested to by another Authorized Officer of such Credit Party, in the form of Exhibit E-2 to the Credit Agreement (or such other form reasonably acceptable to the Administrative Agent) with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents relating to any Dutch Credit Party), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate.

(i) The Administrative Agent shall have received a good standing certificate (or equivalent) for the Company.

Section 4. Representations and Warranties, etc.  The Borrowers hereby confirm, reaffirm and restate that each of the representations and warranties made by any Credit Party in the Credit Documents is true and correct in all material respects on and as of the Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects).  The Borrowers represent and warrant that, immediately after giving effect to the occurrence of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.  The Borrowers represent and warrant that each Credit Party (i) has the Business power and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary Business action to authorize the execution, delivery and performance by thereof and (ii) has duly executed and delivered this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5. Acknowledgement.  For the avoidance of doubt, it is understood and agreed that on and after the Amendment Effective Date, the Company does not have the right to request Incremental Commitments pursuant to Section 2.14 of the Credit Agreement.

Section 6. Reaffirmation. Each Guarantor hereby agrees that (i) all of its Obligations under the Credit Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and (ii) each Credit Document is ratified and affirmed in all respects.

Section 7. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New York).

Section 8. Effect of This Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 9. Bookrunners.  Each of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Citibank, N.A. and Bank of America, N.A. is a bookrunner with respect to this Amendment and the Borrowers hereby agree that each is deemed an Arranger for purposes of Sections 12.02(b) and 13.01 of the Credit Agreement and entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of, Arrangers thereunder.

Section 10. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

Section 11. Miscellaneous. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TESLA MOTORS, INC.

By:	/s/ Jason Wheeler
Name: Jason Wheeler
Title: Chief Financial Officer

TESLA MOTORS NETHERLANDS B.V.

By:	/s/ Todd Maron
Name: Todd Maron
Title: Managing Director

[Third Amendment to Credit Agreement – Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

[Third Amendment to Credit Agreement – Signature Page]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[Third Amendment to Credit Agreement – Signature Page]

CITIBANK, N.A., as a Lender

By:	/s/ K. Kelly Gunness
Name: K. Kelly Gunness
Title: Vice President and Director

[Third Amendment to Credit Agreement – Signature Page]

JPMorgan Chase Bank, N.A., as an Issuing Lender and a Lender

By:	/s/ Annaliese Fisher
Name: Annaliese Fisher
Title: Authorized Officer

[Third Amendment to Credit Agreement – Signature Page]

Morgan Stanley Senior Funding, Inc., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Third Amendment to Credit Agreement – Signature Page]

Bank of America, N.A., as an Issuing Lender and a Lender

By:	/s/ Robert M. Dalton
Name: Robert M. Dalton
Title: Senior Vice President

[Third Amendment to Credit Agreement – Signature Page]

WELLS FARGO BANK, N.A., as an Issuing Lender and a Lender

By:	/s/ Krista Mize
Name: Krista Mize
Title: Authorized Signatory

[Third Amendment to Credit Agreement – Signature Page]

Schedule 1

Schedule 1.01(a)

Lenders; Commitments

Revolving Loan Commitments

Lender	Revolving Loan Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$147,500,000
GOLDMAN SACHS BANK USA	$175,000,000
CITIBANK, N.A.	$147,500,000
JPMORGAN CHASE BANK, N.A.	$147,500,000
MORGAN STANLEY SENIOR FUNDING, INC.	$147,500,000
BANK OF AMERICA, N.A.	$110,000,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$100,000,000
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$25,000,000
TOTAL	$1,000,000,000